EXHIBIT 23A

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-34442 and 333-156289) pertaining to stock option plans of AutoInfo, Inc. of our report dated March 29, 2010, with respect to the consolidated financial statements of AutoInfo, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Dworken, Hillman, LaMorte & Sterczala, P.C.
Shelton, Connecticut	Dworken, Hillman, LaMorte & Sterczala, P.C.
March 29, 2010